4810 - 120th Street West, Apple Valley, MN 55124-8628
Telephone: (952) 686-5495 or Fax: (952) 686-5427



                                     November 27, 2001

ROBERT C. HARVEY
CHAIRMAN OF THE BOARD
     AND
CHIEF EXECUTIVE OFFICER



Dear Shareholder:

You are cordially invited to join us for our Annual Meeting of Shareholders to be held this year on Friday, January 11, 2002, at 11:00 a.m., local time, at the law firm of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota.

The following notice of meeting identifies each business item for your action. These items and the vote the Board of Directors recommends are:

                    Item                     Recommended Vote

     1.   Election of three Directors                       FOR

     2.   Ratification of Stirtz Bernards Boyden Surdel
          and Larter, P.A.                                  FOR

We have also included a proxy statement that contains more information about these items and the meeting.

Your vote is important. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the meeting by voting and signing the accompanying proxy card and promptly returning it in the enclosed envelope.


/s/ Robert C. Harvey
Robert C. Harvey

                     OAKRIDGE HOLDINGS, INC

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                   TO BE HELD JANUARY 11, 2002


TO THE SHAREHOLDERS OF COMMON STOCK
OF OAKRIDGE HOLDINGS, INC.

     NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of Oakridge Holdings, Inc. (the "Company"), will be held on Friday, January 11, 2002, at 11:00 a.m., local time, at the law firm of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota. The purposes of the meeting are:

     1. To elect three persons to serve as directors of the Company until the next Annual Meeting of the Shareholders or until their respective successors shall be elected and qualified.

     2.   To ratify the appointment of Stirtz Bernards Boyden
          Surdel & Larter, P.A. as the independent auditors of the Company for the fiscal year ending June 30, 2002, and

     3. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors set November 12, 2001, as the record date for the meeting. This means that shareholders of Company Common Stock at the close on that date are entitled to (1) receive notice of the meeting and (2) vote at the meeting and any adjournments or postponements of the meeting. We will make available a list of shareholders of the Company as of the close of business on November 12, 2001, for inspection during normal business hours from December 27, 2001 through January 10, 2002, at the offices of Stinar HG, Inc., 3255 Sibley Memorial Highway, Eagan, Minnesota. This list will also be available at the meeting.


                            By Order of the Board of Directors

                            /s/ Robert B. Gregor

                            Robert B. Gregor

Secretary

Apple Valley, Minnesota
November 27, 2001



TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THE PURPOSE. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.







                     OAKRIDGE HOLDINGS, INC.
                     4810 120th Street West
               Apple Valley, Minnesota 55124-8628



                         PROXY STATEMENT
               FOR ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD JANUARY 11, 2002

     The Board of Directors of Oakridge Holdings, Inc. (the "Company") furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at the 2001 Annual Meeting of Shareholders of the Company. The meeting will be held on Friday, January 11, 2002 at 11:00 a.m., local time, or at any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held at the law firm of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN.
The proxies also may be voted at any adjournments or postponements of the meeting.

     A shareholder can revoke a proxy by any one of the following three actions: giving written notice to the Secretary of the Company, delivering a later dated proxy or voting in person at the meeting.

     The mailing address of the principal executive office of the Company is located at 4810 120th Street West, Apple Valley,
Minnesota 55124. The date this Proxy Statement is first being mailed or given to shareholders is November 27, 2001.

     All properly executed written proxies delivered pursuant to this solicitation (and not revoked later) will be voted at the meeting in accordance with the directions given in this proxy. Below is a list of the different votes shareholders may cast at the meeting pursuant to this solicitation.

     - In voting on the election of three directors to serve until the 2002 Annual Meeting of Shareholders, shareholders may vote in one of three ways:
               (1) in favor of all nominees,
               (2) withhold votes as to all nominees, or
               (3) withhold votes as to specific nominees.

     -    The ratification of the appointment of Stirtz Bernards
          Boyden Surdel & Larter, P.A. as independent auditors, shareholders may vote in one of the three following ways:
               (1) in favor of the proposal,
               (2) against the proposal, or
               (3) abstain from voting on the proposal.

Shareholders should specify their choice on each matter on the enclosed form of proxy. If no instructions are given, proxies which are signed and returned, will be voted FOR the election of all nominees, and FOR the proposal to ratify the appointment of Stirtz Bernards Boyden Surdel & Larter, P.A..

     Directors and all other proposals will require approval by a majority of the votes cast by the holders of the shares of Company Common Stock voting in person or by proxy at the meeting. Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Thus, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

     Only holders of Common Stock of record at the close of business on November 12, 2001, are entitled to vote at the meeting or adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Company Common Stock held. On the record date, 1,431,503 shares of the Company's Common Stock were issued and outstanding. The presence at the Annual Meeting, in person or by proxy, of the holders of twenty percent (20%) of the outstanding shares of Common Stock entitled to vote at the meeting is required for a quorum for the transaction of business. Holders of shares of Common Stock are not entitled to cumulate voting rights.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING AND
FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED IN THIS
PROXY STATEMENT.






                         PROPOSAL NO. 1

                      ELECTION OF DIRECTORS


Board of Directors:

     The By-laws of the Company provide that the Board of Directors (the "Board") will determine the number of directors.
The Board has set its size at three. The Board has nominated the three individuals below to stand for election as directors of the Company at the Annual Meeting.

     Should any of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may designate substitute nominees. If that occurs, the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of the substitute nominee or nominees.

Recommendation of the Board of Directors Concerning the Election of Directors

     The Board of Directors of the Company recommends a vote For Robert Gregor, Jerry Kenline and Robert C. Harvey to hold office until the 2002 Annual Meeting of Shareholders. Proxies received by the Board of Directors will be voted FOR all of the nominees unless shareholders specify a contrary choice in their proxy.

Information about Nominees

     The following information has been furnished to the Company, as of November 27, 2001, by the persons who have been nominated by the Board to serve as directors for the ensuing year.

     NOMINEES                                           DIRECTOR
     FOR ELECTION      AGE    PRINCIPAL OCCUPATION         SINCE

     Robert C. Harvey  50     Chairman of the Board and     1992
                              Chief Executive Officer of
                              the Company's wholly
                              owned subsidiary

     Robert B. Gregor  50     V.P. Sales and Marketing      1993
                              of the Company's wholly
                              owned subsidiary

     Jerry Kenline     57     President of Minncom          2001
                              Companies, Inc.

Other Information about Nominees

     Except as indicated below, there has been no change in the principal occupation or employment of the nominees during the past five years.

     Mr. Harvey has been the Chairman of the Board and Chief
Executive Officer of the Company since November 1992, and
Chairman and CEO/President of Oakridge Cemeteries and Stinar HG,
Inc.

     Mr. Gregor has been V.P. of Marketing and Sales for Stinar
H.G. Inc., since January 1, 1999, and prior to joining Stinar HG,
Inc. he was Senior Account Executive at E.F. Johnson Company since 1993.

     Mr. Kenline has been the President of Minncom Companies,
Inc. since June 1, 1985, a nationwide computer & network products remarketing company.







Information about the Board and its Committees

     The business and affairs of the Company are managed by the Board, which met one time in person and telephone during the fiscal year ended June 30, 2001. All of the directors attended both meetings of the Board. The Board of Directors has established three committees: the Compensation, the Stock Option Committee and the Audit Committee, each of which is briefly described below. The Board of Directors has no other committees.

Compensation Committee

     The Compensation Committee reviews and approves the Company's compensation philosophy and programs covering executive officers and key management employees. The Committee also determines compensation of officers and senior employees of the Company, other than the President, but makes recommendations to the Board of Directors concerning the compensation of the President of the Company. The Compensation Committee also determines any grants of stock or stock options. The Compensation Committee did not meet fiscal year 2001. The Company's Compensation Committee currently consists of Robert Harvey and Jerry Kenline.

Stock Option Committee

     The Stock Options Committee reviews and approves the Company's stock option plan covering employees, including the implementation of new plans if desirable. The Stock Option Committee did not meet in fiscal year 2001. The Company's Stock Option Committee currently consists of Robert Gregor and Jerry Kenline.

Audit Committee

     The Audit Committee meets with management to review the scope and results of audits performed by the Company's independent accountants. The Committee also meets with the independent auditors and with appropriate Company financial personnel about internal controls and financial reporting. The Committee is the agent of the Board of Directors in assuring the adequacy of the Company's financial, accounting and reporting control processes. The Committee is also responsible for recommending to the Board of Directors the appointment of the Company's independent accountants. The Audit Committee met once in fiscal year 2001. The Company's Audit Committee currently consists of Robert Harvey and Robert Gregor. The Company's Board of Directors will follow the advice of the Audit Committee on transactions the could have the potential appearance of not being at arms length transaction.

Direction Compensation

     Directors' Fees. Each non-employee director of the Company is paid a $500 annual retainer fee, plus $200 per meeting attended in person, and all out-of-pocket expenses incurred on behalf of the Company are reimbursed.

     Outside Director Nonqualified Stock Option Plan. The Company's Outside Directors Nonqualified Stock Option Plan (the "Plan"), approved by the Board on May 18, 1990, was adopted by the shareholders on June 21, 1991. Under the Plan, each non-employee director is eligible to receive an option to purchase 3,500 shares of Common Stock with an exercise price per share equal to the market price of the Common Stock on the date of the grant. These options are exercisable for a period of ten years from the grant date for active Board members or for period of twelve months from the date of termination for former Board members. The Company has reserved a fixed number of 21,000 shares of Common Stock for issuance under the Plan, of which 14,000 are available for issuance.






Principal Shareholders and Beneficial Ownership of Management

     The following table sets forth information regarding beneficial ownership of Company Common Stock by each director.
The address for all executive officers and directors of the Company is business address.

                                 Number
Name                                 of shares
                                    Beneficially     Percent
                                    Owned (1)(2)     of Class

Robert C. Harvey                      411,329(3)        24.5%

Robert B. Gregor                      197,689(4)        12.1%

Jerry Kenline                         241,500(5)        14.4%


All directors and executive
Officers as a group (4 persons)     8,690,518           51.0%
*Less than 1%


(1)Unless otherwise noted, all shares shown are held by persons possessing sole voting and investment power with respect to such shares.

(2)Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member or a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

(3)Includes 50,307 shares, held by Mr. Harvey's wife and children, to which Mr. Harvey may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership. Includes 110,000 shares that could be acquired upon conversion of the convertible subordinated debenture.

(4)Includes 8,125 shares held by Mr. Gregor's wife and children, to which Mr. Gregor may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership. Also, 112,564 are held jointly by Mr. Gregor and his wife. Includes 39,000 shares that could be acquired upon conversion of options and convertible subordinated debenture.

(5)Includes 66,500 shares held by Mr. Kenlines's wife to which Mr. Kenline may be deemed to share voting and investment power, but to which he disclaims beneficial ownership. Also, 75,000 of the 241,500 shares total listed in the table are shares that could be acquired upon exercise of the convertible subordinated debenture.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Certain Other Compensation

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and each of the other two most highly compensated Executive Officers of the Company.

                   Summary Compensation Table

                        Annual Compensation             Long Term
                                                      Compensation
                                                            Awards

Name and                                     Other Annual
Principal Position  Year   Salary   Bonus(2) Compensation(3)

Robert C. Harvey(1)  2001  $180,000  $22,500    $1,000
                     2000  $112,500  $10,000    $4,248
                     1999   $90,000  $50,000

Robert B. Gregor     2001  $147,487              $ 252
Secretary and        2000   $91,350  $10,000      $420
Vice-president       1999   $45,000

Marie Leshyn         2001   $84,140   $9,200
CEO of Cemetery      2000   $81,869  $22,377    $9,200
                     1999   $79,310  $25,069    $9,200


     (1)  Mr. Harvey was appointed by the Board as Chief
          Executive Officer on November 16, 1992.
     (2) Bonus per employment contract or approved by Board of Directors.
     (3)  Medical Insurance * Car Allowance


Option Grants and Exercises

     The following table summarizes option grants during the last three fiscal years to or by the executive officers named in the Summary Compensation Table above.

Option Grants in Last Fiscal Year

                        Individual Grants

Options Granted                  Options Exercised

Name          Year   Average       Per Share  Number    Net
                     Number of     Exercise    Of       Value
                     Shares(1)     Price      Shares
                     (2)

Robert C.     2001       -             -       40,000   $49,600
Harvey        2000       -             -            -         -
              1999       -             -       40,000   $65,000

Robert Gregor 2001   5,000         $1.25            -         -
              2000   5,000         $2.00            -         -
              1999       -             -            -         -

Marie Leshyn  2001   2,000         $1.25            -         -
              2000   2,000         $2.30            -         -
              1999       -             -            -         -



  (1) These options were granted to Mr. Harvey pursuant to his employment contract on July 1, 1993. See "Executive Compensation and Other benefits - Harvey Employment agreement."
   (2) These options were granted to Mr. Gregor and Ms. Leshyn pursuant to their employment contracts. See Executive Compensation and Other benefits - Gregor & Leshyn Employment agreements.


Employment Agreements

     The Company has a five year employment contract with Mr. Harvey effective July 1, 2001, the Chairman and Chief Executive Officer of the Company. Under the agreement, Mr. Harvey is to receive annual compensation of $180,000, with annual adjustments of 5% yearly and any incentive bonus will be decided by the board of directors.

     During fiscal year 1999, the Company entered into employment agreements with certain individuals that expire in 2001 and 2004. The agreements provide for annual stock options to be granted on the respective anniversary dates for a total of 7,000 shares in 2000 and 2001, and 2,000 shares in 2002, 2003 and 2004. The options are exercisable upon issuance at fair market value at date of grant.

  Date  Price
  1993   0.25
  1994   0.50
  1995   0.80
  1996   1.00
  1997   0.60
  1998   2.25
  1999   3.20
  2000   2.00
  2001   1.25





                         PROPOSAL NO. 2

       CONFIRMATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Stirtz Bernard Boyden Surdel & Larter, P.A., independent auditors, to audit the financial statements of the Company for the year ending June 30, 2002 and recommends that the shareholders vote for confirmation of such selection. Confirmation will require the affirmative vote by holders of a majority of shares present in person or represented by proxy, and entitled to vote on the matter.

     Representatives of Stirtz Bernard Boyden Surdel & Larter, P.A. are expected to be present at the Annual Meeting with opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based upon a review of the copies of such reports furnished to the Company during the year ended June 30, 2001 and written representations by such persons, one of the directors, officers and beneficial owners of greater than 10% of the Company's Common Stock failed to file on a timely basis the forms required by Section 16(a) of the Exchange Act.

Accountants

     Stirtz Bernards Boyden Surdel & Larter, P.A. have been the independent public accountants of the Company for the year ending June 30, 2001 and have been selected to be the independent public account for the year ending June 30, 2002. One or more members of Stirtz Bernards Boyden Surdel & Larter, P.A. are expected to be present at the Annual Meeting, to respond to questions and to make a statement if they desire to do so.

Audit Committee Report

     The Audit Committee of the Board of Directors, which consists of two members, of which none are independent directors
(as that term is defined in Rule 4200 (a) of the National
Association of Securities Dealers' Marketplace Rules), has furnished the following report:

     The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes.

     Management has primary responsibility for the Company's financial statements and the overall reporting process, including its system of internal controls. Stirtz Bernards Boyden Surdel & Larter, P.A. , the Company's independent auditors, audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects our financial position, results of operations and cash flow under generally accepted accounting principles.

     In fulfilling its responsibilities for the review of the Audited Consolidated Financial Statements for the year ended June
30, 2001, the Audit Committee:

          Reviewed and discussed the Audited Consolidated
          Financial Statements for the year ended June 30, 2001 with management and Stirtz Bernards Boyden Surdel &
          Larter, P.A.

          Discussed with Stirtz Bernards Boyden Surdel & Larter,
          PA. The matters required to be discussed in Statement of Auditing Standards No. 61 relating to the scope and results of the audit.

          Received written disclosure and the letter from Stirtz Bernards Boyden Surdel & Larter, P.A. delineating all relationships between the auditors and the Company consistent with Independence Standards Board No. 1., and have discussed with the auditors the auditor's independence.

Based upon this review, the Audit Committee recommended to the full Board of Directors that the Audited Consolidated Financial Statements to be included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2001 filed with the United States Securities and Exchange Commission ("SEC").

The Board of Directors of the Company has not adopted a written charter for its Audit Committee.

The Audit Committee of the Board of Directors consists of Robert
Harvey and Robert Gregor.

Audit Fees

     Audit Fees billed by Stirtz Bernards Boyden Surdel & Larter, P.A. for professional services rendered for the audit and reviewing the financial statements included in the Company's quarterly reports on Form 10-QSB for fiscal year 2001 of the Company's annual financial statements for the fiscal year ended June 30, 2001 were approximately $35,200. Fees for non-audited related services were $8,880, which generally included accounting consultations, quarterly reviews of the 10-QSB and income tax analysis.

     The audit Committee has determined the rendering of other non-audit services by Stirtz Bernards Boyden Surdel & Larter,
P.A. is compatible with maintaining the auditor's independence.


          SHAREHOLDER PROPOSAL F0R 2002 ANNUAL MEETING

     The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's annual meeting for the fiscal year ending June 30, 2002, is expected to be held on or about January 31, 2003, and proxy materials in connection with that meeting are expected to be mailed on or about December 15, 2002. Except as indicated below, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or about July 30, 2002.


                          OTHER MATTERS

     The management of the Company knows of no matter other than the foregoing to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have a discretionary authority to vote on the proposal.

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item on business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. A shareholder who submits votes by proxy (including, in the case of shares held in street name, votes directly by brokers at their discretion on certain non-controversial matters) but does not vote on a specific item of business is not considered to be present and entitled to vote with respect to such item of business. On the other hand, a shareholder who specifically abstains with respect to an item of business but otherwise gives a proxy authority to vote on the shareholder's behalf will be counted as being present and entitled to vote on such item even though the proxy may not be vote item on such item on the shareholder's behalf.

                          MISCELLANEOUS

     THE ANNUAL REPORT OF THE COMPANY FOR THE YEAR ENDED JUNE 30, 2001 IS ENCLOSED HEREWITH. SHAREHOLDERS MAY RECEIVE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO: CORPORATE SECRETARY, OAKRIDGE HOLDINGS, INC., 4810 120th STREET WEST, APPLE VALLEY, MINNESOTA 55124-8628.

                              By Order of the Board of Directors

                              /s/ Robert Gregor

                              Robert Gregor
                              Secretary

November 27, 2001